UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2011

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

United Insurance Management, L.C. (UIM), a wholly-owned subsidiary of United Insurance Holdings, Corp. (the Company or United), has entered into a Management Services Agreement with 1347 Advisors LLC, a Delaware limited liability company (1347 Advisors), effective as of August 29, 2011 (the Management Services Agreement). 1347 Advisors is a wholly-owned subsidiary of Kingsway Financial Services, Inc. One of our directors, Larry Swets, serves as the President and Chief Executive Officer of Kingsway.

Pursuant to the Management Services Agreement, 1347 Advisors will provide the services of an interim Chief Financial Officer to the Company and will provide certain strategic consulting, corporate development, corporate finance, and actuarial services, for which the Company will pay to 1347 Advisors a fee of $60,000 per month, beginning August 29, 2011. The Company will also reimburse 1347 Advisors for its reasonable expenses in performing services pursuant to the Management Services Agreement, subject to 1347 Advisors obtaining the Company's approval if such expenses exceed agreed upon limits. The Management Services Agreement will terminate on February 16, 2012, subject to automatic three-month renewal periods, unless United or 1347 Advisors gives notice of termination. The agreement will also terminate upon certain United change of control events and, if United's board votes to terminate the agreement in certain circumstances, including (1) the failure to obtain any required insurance regulatory approvals relating to the individual serving as interim Chief Financial Officer or (2) a change of control event involving the parent company of 1347 Advisors, among others. The Management Services Agreement also contains customary indemnities covering 1347 Advisors and its affiliates and personnel.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Information responsive to Item 5.02(c):

Pursuant to the Management Services Agreement, the Company appointed Mr. Hassan Baqar to serve as the Company's interim Chief Financial Officer, effective August 29, 2011. Mr. Baqar has significant finance experience in the property and casualty insurance industry. Mr. Baqar, 34, serves as a Vice President of Kingsway America, Inc., a wholly-owned subsidiary of Kingsway Financial Services, Inc., a property and casualty insurance company, where he manages the company's finance department, including SEC reporting. Mr. Baqar has held this position with Kingsway since January 2010. Mr. Baqar also serves as a Managing Director of 1347 Advisors. From April 2008 to December 2009, Mr. Baqar served as Director of Finance of Itasca Financial, LLC, an advisory firm specializing in working with the property and casualty insurance industry. Mr. Baqar was employed by Kemper Insurance, a diversified mutual property-casualty insurance company, from June 2000 to April 2008, where he most recently served as a senior accountant.

Mr. Baqar receives no compensation directly or indirectly from the Company. Mr. Baqar's services as interim Chief Financial Officer of the Company are provided under the terms of the Management Services Agreement. Accordingly, Mr. Baqar is compensated by 1347 Advisors.
A copy of United's press release announcing the Management Services Agreement and the appointment of Mr. Baqar is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press release issued by the Company on August 31, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By: /s/ Donald J. Cronin
Name: Donald J. Cronin
Title: Chief Executive Officer

Date: August 31, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on August 31, 2011.